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                                                                    EXHIBIT (21)

SUBSIDIARIES OF THE REGISTRANT


                                                   STATE OF
NAME                                             INCORPORATION
----                                             -------------

Uni-Marts of America, Inc.                          Delaware

Uni Realty of Luzerne, Inc.                         Delaware

Uni Realty of Wilkes-Barre, Inc.                    Delaware


These above subsidiaries do business only under their legal corporate names.